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Biogen Idec Q4 and FY 2008 Earnings Conference Call and Webcast February 6, 2009

This presentation includes forward-looking statements about: our 2009 guidance and our financial and operational goals through 2010 our expected revenues (including royalty revenues), earnings, cash flows, and tax rate estimates of sales for our products and the size and growth of the markets for our products our expected filings with regulatory agencies the anticipated development and timing of programs in our clinical pipeline the sales potential of TYSABRI(r) the management of our marketable securities portfolio the availability of external growth opportunities Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those that we express or imply, including our continued dependence on our two principal products, AVONEX and RITUXAN, the uncertainty of success in commercializing other products including TYSABRI, the occurrence of adverse safety events with our products, competitive pressures, changes in the availability of reimbursement for our products, our dependence on collaborations over which we may not always have full control, failure to execute our growth initiatives, possible adverse impact of government regulation, problems with our manufacturing processes and our reliance on third parties, the impact of the global credit crisis, the market, interest and credit risks associated with our portfolio of marketable securities, our significant investment in a new manufacturing facility in Denmark, our ability to attract and retain qualified personnel, the risks of doing business internationally, the actions of activist shareholders, fluctuations in our operating results, our ability to protect our intellectual property rights and the cost of doing so, product liability claims, fluctuations in our effective tax rate, our level of indebtedness, environmental risks, aspects of our corporate governance and collaborations and the other risks and uncertainties that are described in Item 1.A. Risk Factors in our annual report on Form 10-K and in other reports we file with the SEC. These forward-looking statements speak only as of the date of this presentation, and we do not undertake any obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise. Biogen Idec and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of Biogen Idec in connection with the Company's 2009 annual meeting of stockholders. Information concerning the interests of participants in the solicitation of proxies will be included in any proxy statement filed by Biogen Idec in connection with the Company's 2009 annual meeting of stockholders. In addition, Biogen Idec files annual, quarterly and special reports with the Securities and Exchange Commission (the "SEC"). The proxy statements and other reports, when available, can be obtained free of charge at the SEC's web site at www.sec.gov or from Biogen Idec at www.biogenidec.com. Biogen Idec stockholders are advised to read carefully any proxy statement filed in connection with the Company's 2009 annual meeting of stockholders when it becomes available before making any voting or investment decision. The Company's proxy statement will also be available for free by writing to Biogen Idec Inc., 14 Cambridge Center, Cambridge, MA 02142. In addition, copies of the proxy materials may be requested from our proxy solicitor, Innisfree M&A Incorporated, by toll-free telephone at (877) 750-5836 or by e-mail at info@innisfreema.com. Forward Looking Statements and Important Information

Q4 and FY 2008 Earnings Call Agenda Introduction Elizabeth Woo, Vice President, Investor Relations Overview Jim Mullen, Chief Executive Officer Commercial Update Bill Sibold, Senior Vice President, US Commercial R&D Update Dr. Cecil Pickett, President, Research & Development Financial Performance Paul Clancy, Chief Financial Officer Q&A

James Mullen Chief Executive Officer Business Overview

2008 Full Year Overview Robust Full Year 2008 Financial Performance Top Line Exceeded $4 billion goal for revenues Revenue growth y/y of 29% Bottom Line Exceeded net income of $750 million for GAAP and $1 billion for non-GAAP Diluted EPS growth y/y of 33% for GAAP and 34% for non-GAAP Outstanding Product Performance Revenues to Biogen Idec from RITUXAN(r) of $1.1 billion, +22% growth y/y AVONEX(r) worldwide revenues of $2.2 billion, +18% growth y/y TYSABRI(r) global end user sales exiting 2008 at run rate of $850+ million annually Pipeline Advancing Five novel compounds in registrational trials Eleven data readouts in 2008 that enabled decisions Initiated three proof of concept studies Five programs went into the clinic and started first in human trials FY 2009 Guidance Revenue growth in the high single digits Non-GAAP diluted EPS is expected to be above $4.00, and GAAP diluted EPS is expected to be above $2.80. Note: See Table 3 from Biogen Idec's Q4'08 earnings press release or the end of this presentation for reconciliation of GAAP diluted EPS to non-GAAP diluted EPS.

2010 Goals TYSABRI(r) patients on therapy exceeds 100,000 by year end 2010 AVONEX(r) maintains its patient market share in the "ABCR" market Anti-CD20 franchise growth fueled by filings in at least 2 additional indications Over 40% of revenue from International business 2 new products or indications launched 6 programs in late stage development Continued disciplined execution of external growth strategy 15% top line CAGR from 2007 to 2010 20% bottom line CAGR from 2007 to 2010 Products Pipeline Financial Note: The bottom line, or EPS, reference in this slide refers to non-GAAP EPS. Non-GAAP EPS excludes the impact of purchase accounting, merger-related adjustments, stock option expense, and other items and their related tax effects. GAAP to non-GAAP EPS reconciliation is provided in the appendix at the end of this presentation. Goal Progress 37,600 patients on TYSABRI(r) AVONEX(r) share of "ABCR" market slightly down RITUXAN(r) DMARD-IR indication filed and CLL filing planned 33% of revenue from International business in 2008 TYSABRI(r) Crohn's launched 5 novel programs in late stage Actively exploring BD opportunities 29% top line growth y/y in 2008 34% bottom line growth y/y in 2008

Broad and Deep Pipeline

NEUROLOGY

Pre-Clinical | Phase 1 | Phase 2 | Phase 3 | Market

Program	Indication
AVONEX	Multiple sclerosis
TYSABRI	Multiple sclerosis
BG-12	Multiple sclerosis
Daclizumab	Multiple sclerosis
RITUXAN / Ocrelizumab	Multiple sclerosis
CDP323	Multiple sclerosis
BIIB014	Parkinson's
PEGylated-IFNβ1a	Multiple sclerosis
Neublastin	Pain
LINGO	MS
BART	AD

ONCOLOGY

Pre-Clinical | Phase 1 | Phase 2 | Phase 3 | Market

Program	Indication
RITUXAN	NHL & CLL (Ph. 3)
Galiximab	NHL
Lumiliximab	CLL
Volociximab	Solid tumors
HSP90 Inhibitor	Solid tumors
Anti-Cripto-DM4	Solid
Anti-IGF-1R	Solid
GA 101 (3rd gen. α-CD20)	NHL/CLL
TYSABRI	Multiple Myeloma
RAF Inhibitor	Solid
Anti-Fn14	Solid

2009

IMMUNOLOGY

Pre-Clinical | Phase 1 | Phase 2 | Phase 3 | Market

Program	Indication
RITUXAN	Rheumatoid arthritis
FUMADERM	Psoriasis
TYSABRI	Crohn's disease
RITUXAN	Lupus nephritis
Ocrelizumab (2nd gen. α-CD20)	Rheumatoid arthritis
Avonex	Ulcerative Colitis
BG-12	Rheumatoid arthritis
Anti-TWEAK	RA
Anti-CD40L	SLE

CARDIOPULMONARY & EMERGING AREAS

Pre-Clinical | Phase 1 | Phase 2 | Phase 3 | Market

Program	Indication
Lixivaptan	Heart Failure / Hyponatremia
ADENTRI (IV)	Acute Heart Failure
ADENTRI (oral)	Chronic Heart Failure
Aviptadil	PAH
Long Acting rFactor IX	Hem B
Long Acting rFactor VIII	Hem A

<u>Divested or Discontinued</u>

Marketed – Amevive in Psoriasis, Zevalin in NHL

Phase 2 or 3 – Rituxan in PPMS, Rituxan in SLE, Baminercept in RA, Fontolizumab in Inflammatory Disorders, Tysabri in RA

Phase 1 or Preclinical – LTβ in Solid Tumors, BAFF-R in Inflammatory Disorders, αvβ6 in IPF, IFNβ Gene Delivery in Liver Mets

January 2007 Pipeline

2007 and 2008 Progress

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Bill Sibold Senior Vice President MS Franchise Update

Leading Multiple Sclerosis Franchise AVONEX(r) - #1 prescribed MS therapy worldwide TYSABRI(r) - New level of efficacy 2009 Marketing Plan Further communicate TYSABRI's unprecedented efficacy Increase physician comfort in diagnosing and treating PML Translate improved benefit/risk understanding into increased and sustained use Pipeline - Best and broadest for the future

Most prescribed MS therapy & 12 years as market leader Q4-07 Q1-08 Q2-08 Q3-08 Q4-08 AVONEX U.S. Sales (in $ millions) 279 308 306 322 341 AVONEX International Sales (in $ millions) 223.5 228 221 252 225 +13% Global Revenue Growth AVONEX(r) ... Disrupts Disease Not Patients' Lives

TYSABRI(r) Utilization and Exposure As of Year End 2008 YE06 YE07 YE08 Intl Commercial 1200 7700 16900 US Commercial 4000 12900 20200 Clincial Trials 700 600 TYSABRI Utilization TYSABRI Post-Marketing Exposure (Patients) 37,600 21,300 5,200 Overall Post-marketing Exposure >12 Months >18 Months >24 Months Note: Post-marketing exposure data includes patients exposed since November 23, 2004 and excludes approximately 4,700 patients exposed in clinical trials. Of the clinical trial patients; 2,100 were exposed for >12 months; 1,800 were exposed for >18 months; 1,400 were exposed >24 months.

TYSABRI(r) Efficacy Compelling Physician Perception TYSABRI recognized by >90% of Neurologists as most effective MS therapy Note: Tysabri data presented at 2008 ECTRIMS meeting, Munschauer et al. P474. Physician perception based on October 2008 Biogen Idec market research. Q10_max Wave 5, n=219 Physician Survey, n=224 Avonex 0.1239 0.125 Betaseron 0.1881 0.2009 Copaxone 0.2156 0.1607 Rebif 0.2248 0.1875 TYSABRI 0.8624 0.9196 Drug Rated Highest in Overall Efficacy Improvement in Disability Only approved therapy to have data on sustained disability improvement

Unmet Need in MS Market 1Polman CH, et al. N Engl J Med. 2006;354:899-910; 2IFNB MS Study Group. Neurology. 1993;43:655-661; 3Jacobs LD, et al. Ann Neurol. 1996;39:285-294; 4PRISMS Study Group. Lancet.1998;352:1498-1504; 5Johnson KP, et al. Neurology. 1995;45:1268-1276. *Calculated for patients who completed at least 104 weeks on study. Notes: Switching data based on Biogen Idec market research. BETASERON is a trademark of Bayer HealthCare Pharmaceuticals Inc.; REBIF is a trademark of Ares Trading S.A.; COPAXONE is a trademark of Teva Pharmaceutical Industries Ltd. 0 20% 40% 60% 80% Relapse Rate Reduction vs. Placebo Across MS Pivotal Studies BETASERON(r)2 COPAXONE(r)5 AVONEX(r)3 TYSABRI(r)1 REBIF(r)4 44 mcg Significant Global ABCR Market Churn >450,000 patients on an ABCR therapy ~20% ABCR patients expected to switch from an ABCR therapy in 2009

Launched countries listed in dark blue Launched in 27 countries: TYSABRI(r) Approved in More than 40 Countries Countries with Greater than 10% MS Market Share Denmark Greece Iceland Ireland Sweden Switzerland

Cecil Pickett, Ph.D. President, R&D R&D Update

TYSABRI(r) PML Experience & Goals Working actively to identify new methods of risk assessment, detection and management Early detection and definitive diagnosis possible Available initial actions include: Halting TYSABRI Plasma exchange Mefloquine 4 of 5 PML patients since 2006 re-launch alive, with varying levels of disability Rate Outcome More Frequent Less Frequent Less Severe Outcome Potential for Improvement In Risk Profile Physician Perception at Launch Death or Severe Disability

Delivering Data Readouts and Decision Points


Positive Readout
Daclizumab in RRMS – Ph2 (CHOICE)
Baminercept in RA – Ph2a
RITUXAN in DMARD-IR RA – Ph3
RITUXAN in CLL – Ph3
RITUXAN in DMARD-naïve RA – Ph3
Hsp90 inhibitor in GIST – Ph2a
BIIB14 in PD – Ph2a
H2 2007
H1 2008
H2 2008
RITUXAN in SLE – Ph2/3
RITUXAN in PPMS – Ph2/3
Volociximab in Ovarian – Ph2
Baminercept in RA – Ph2b
Negative Readout

Potential Readouts 2009 & 2010

- RITUXAN in Lupus Nephritis – Ph3
- Long Acting rFactor IX in Hemophilia B – Ph1/2a
- CDP323 in RRMS – Ph2
- Daclizumab in RRMS – Ph2 (SELECT)
- Lumiliximab in CLL – Ph2 portion of Ph2/3
- Ocrelizumab in RA – Ph3

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Page 17 February 6, 2009

Additional 2008 Pipeline Progress Initiated three proof of concept studies TYSABRI in multiple myeloma BG-12 in rheumatoid arthritis AVONEX in ulcerative colitis Five programs went into the clinic and started first in human trials Anti-IGF-1R in solid tumors Anti-CRIPTO in solid tumors Anti-TWEAK in rheumatoid arthritis Long acting rFactor IX in hemophilia B Hsp90 inhibitor follow on in solid tumors Six programs transitioned from research to development Long acting rFactor VIII in hemophilia A Anti-Fn14 LINGO Anti-FcRn Neublastin follow on BIIB14 follow on Biogen Idec R&D Day upcoming on March 25, 2009

Late Stage Programs in Registrational Trials

Program (Ph3 Trials)	Indication	Planned Ph3 Patients
BG-12 (DEFINE, CONFIRM)	*RRMS*	*~2,200*
Lumiliximab (LUCID)	*CLL*	*~900*
Galiximab (TARGET)	*NHL*	*~750*
Lixivaptan (BALANCE)	*Hyponatremia / ADHF*	*~650*
ADENTRI® (TRIDENT)	*Acute Decompensated HF*	*~900*
RITUXAN® (LUNAR)	*Lupus Nephritis*	*~150*
Ocrelizumab (STAGE, FILM, SCRPIT)	*Rheumatoid Arthritis*	*~2,400*
Ocrelizumab (BELONG)	*Lupus Nephritis*	*~350*

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Page 19 February 6, 2009

Strong Growth in Novel Registrational Programs Q108 1H 08 Q308 2H 08 Q109 1H 09 Q309 2H 09 Ph 1 5 5 7 6 6 5 5 5 Ph 2 13 13 12 14 15 15 12 12 Ph 3 4 4 5 5 9 6 11 8 PMC 3 3 3 3 3 3 3 3 Label 25 25 27 30 33 33 31 32 BG12 MS Galiximab Lixivaptan - Hyponatremia Lumiliximab BG12 MS Galiximab Lixivaptan - Hyponatremia Lumiliximab Adentri IV BG12 MS Galiximab Lixivaptan - Hyponatremia Lumiliximab Adentri IV PEG-IFN BG12 MS Galiximab Lixivaptan - Hyponatremia Lumiliximab Adentri IV PEG-IFN Lixivaptan - Heart Failure Daclizumab Registration Programs

PEGylated version of Interferon b-1a delivered via liquid prefilled syringe Modified at the N-terminal ?-amino group Increased half-life and systemic exposure of the protein May improve convenience and compliance for patients with MS who use Interferons PEGylated Interferon Beta-1a molecule, structural representation PEGylated Interferon b 1a

Plan to initiate registration program in mid 2009 Placebo-controlled study in MS; 1260 patients Primary endpoint: Annualized Relapse Rate at 1 year To test biweekly and monthly SC dosing Phase 3 Registration Study Clinical Data (Phase 1) Phase 1 tested three doses over two months Long-acting form has similar pharmacology to IFN b-1a Doses identified were well-tolerated, no new safety signals Presentation at 2009 AAN planned PEGylated Interferon b 1a Clinical Program

Paul Clancy Chief Financial Officer Financial Performance

AVONEX(r) & RITUXAN(r) Revenue Growth Q4-07 Q1-08 Q2-08 Q3-08 Q4-08 AVONEX Worldwide Sales (in $ millions) 502.5 536.1 527.2 574 565.8 Q4-07 Q1-08 Q2-08 Q3-08 Q4-08 BIIB Revenue (in $ millions) 253.7 247 279 299 303 US Net Sales (in $ millions) 596 605 651 655 677 AVONEX(r) RITUXAN(r) +13% Y/Y +20% Y/Y +14% Y/Y

Q4 2008 Financial Worksheet Revenues (in $ millions) Q4 07 Q4 08 %D 2007 2008 %D Notes AVONEX(r) U.S. Revenues $279 $341 22% $1,085 $1,277 18% AVONEX(r) International Revenues $224 $225 1% $783 $926 18% Total AVONEX(r) Sales $503 $566 13% $1,868 $2,203 18% TYSABRI(r) Revenue to BIIB $90 $156 74% $230 $589 156% Total Product Sales $604 $732 21% $2,137 $2,840 33% Revenue from US Unconsolidated Joint Business [RITUXAN(r)] $254 $303 20% $926 $1,128 22% Revenue from Rest of World RITUXAN sales $33 $29 (12%) $102 $116 14% Total Revenue $893 $1,069 20% $3,172 $4,098 29%

Q4 2008 Financial Worksheet

- Costs and Expenses ($ millions)

	Q4 07	Q4 08	%Δ	2007	2008	%Δ	Notes
Non-GAAP Cost of Sales[1]	$88	$101	*16%*	$335	$402	*20%*	
% of Product Sales	*14.6%*	*13.8%*		*15.7%*	*14.2%*		
Non-GAAP R&D Expenses[2]	$226	$288	*28%*	$911	$1,057	*16%*	
% of Total Revenues	*25.3%*	*27.0%*		*28.7%*	*25.8%*		
Non-GAAP SG&A Expenses[3]	$188	$225	*19%*	$753	$904	*20%*	
% of Total Revenues	*21.1%*	*21.0%*		*23.7%*	*22.1%*		
Collaboration Profit (Loss) Sharing Expense [International TYSABRI®]	$14	$38	*171%*	$14	$136	*na*	

1. For Q4'07, Q4'08 and 2008 there were no adjustments between GAAP and non-GAAP COGS. For 2007 GAAP COGS expense was $335 million and 15.7% of Product Revenues, non-GAAP COGS expense excludes $0.1 million in stock option expense.
2. For Q4'07 GAAP R&D expense was $229 million and 25.7% of Total Revenues, non-GAAP R&D expense excludes $3.5 million in stock option expense. For Q4'08 GAAP R&D expense was $293 million and 27.4% of Total Revenues, non-GAAP R&D expense excludes $2.0 million in stock option expense, $1.1m in restructuring and $1.2m for Cardiokine. For 2007 GAAP R&D expense was $925 million and 29.2% of Total Revenues, non-GAAP R&D expense excludes $12.9 million in stock option expense and $1.2 million in restructuring. For 2008 GAAP R&D expense was $1.1 billion and 26.2% of Total Revenues, non-GAAP R&D expense excludes $8.5 million in stock option expense, $5.2 million for Cardiokine and $1.2 million in restructuring.
3. For Q4'07 GAAP SG&A expense was $194 million and 21.7% of Total Revenues, non-GAAP SG&A expense excludes $5.3 million in stock option expense. For Q4'08 GAAP SG&A expense was $231 million and 21.6% of Total Revenues, non-GAAP SG&A expense excludes $5.5 million in stock option expense and $0.9 million in restructuring. For 2007 GAAP SG&A expense was $776 million and 24.5% of Total Revenues, non-GAAP SG&A expense excludes $22.6 million in stock option expense and $0.6 million in restructuring. For 2008 GAAP SG&A expense was $925 million and 22.6% of Total Revenues, non-GAAP SG&A expense excludes $17.7 million in stock option expense and $3.8 million in restructuring.

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Page 26 February 6, 2009

Q4 2008 Financial Worksheet

- Other Selected Financials ($ millions except EPS)

	Q4 07	Q4 08	%Δ	2007	2008	%Δ	Notes
Other income (expense), net[1]	($2)	($36)	*na*	$59	($70)	*na*	
Non-GAAP Tax Rate[2]	29.2%	28.0%		27.8%	29.3%		
Non-GAAP Net Income[3]	**$266**	**$274**	*3%*	**$879**	**$1,081**	*23%*	
Weighted average shares used in calculating diluted EPS (millions)	299.7	293.8		320.2	295.0		
Non-GAAP EPS[3]	**$0.89**	**$0.93**	*4%*	**$2.74**	**$3.66**	*34%*	

1. For Q4'07 GAAP other income (expense), net was $32.6 million, and non-GAAP other income (expense), net excludes $34.3 million related to the consolidation of Neurimmune. For Q4'08 GAAP other income (expense), net was ($34.9) million, and non-GAAP other income (expense), net excludes $1.2 million for Cardiokine . For 2007 GAAP other income (expense), net was $130.8 million, and non-GAAP other income (expense), net excludes $72.3 million related to the consolidation of Cardiokine and Neurimmune and gain on the sale of long lived assets. For 2008 GAAP other income (expense), net was ($64.7) million, and non-GAAP other income (expense), net excludes $5.2 million for Cardiokine.
2. For Q4'07 GAAP tax rate was 31.8%. For Q4'08 GAAP tax rate was 28.8%. For 2007 GAAP tax rate was 29.9%. For 2008 GAAP tax rate was 31.8%. The difference between the GAAP and non-GAAP tax rate for all periods is a result of the cumulative effects of the reconciliation that can be found on Table 3 from Biogen Idec's Q4'08 earnings press release or the end of this presentation and the footnotes to the prior slide of this presentation.
3. See Table 3 from Biogen Idec's Q4'08 earnings press release or the end of this presentation for the most directly comparable GAAP net income and diluted GAAP EPS, with a reconciliation to the non-GAAP net income and diluted non-GAAP EPS.

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Page 27 February 6, 2009

Financial Guidance Guidance for Full Year 2009 Revenue growth is expected to be in the high single digits. This includes the expected decline in the RITUXAN rest of world revenues, and the recent strengthening of the U.S. dollar. Operating Expenses, excluding collaboration profit share, between $2.0 to $2.1 billion. R&D is expected to be approximately 26-28% of total revenue. SG&A is expected to be approximately 19-20% of total revenue. Non-GAAP tax rate is expected to be between 28-30%. GAAP tax rate is expected to be between 32%-34%. The difference between the GAAP and non-GAAP tax rate is the result of the full year effects of the reconciling items detailed in Table 3 within this press release. Non-GAAP diluted EPS is expected to be above $4.00. GAAP diluted EPS is expected to be above $2.80. Capital Expenditures in the range of $210-$250 million. Note: See Table 3 from Biogen Idec's Q4'08 earnings press release or the end of this presentation for reconciliation of our GAAP to non-GAAP guidance.

Questions & Answers

GAAP to non-GAAP Reconciliation Diluted EPS and Net Income: Q4 and FY 2008 Use of Non-GAAP Financial Measures Our "non-GAAP net income" and "non-GAAP diluted EPS" financial measures exclude the following items from GAAP net income and diluted EPS: 1. Purchase accounting and merger-related adjustments. We exclude certain purchase accounting impacts, such as those related to the 2003 merger between Biogen, Inc. and Idec Pharmaceuticals, Inc., the acquisitions of Fumapharm AG, Conforma Therapeutics and Syntonix Pharmaceuticals, and the consolidation of Cardiokine and Neurimmune. These include charges for in-process research and development and the incremental charges related to the amortization of the acquired intangible assets. Excluding these charges provides management and investors with a supplemental measure of performance in which the Company's acquired intellectual property is treated in a comparable manner to its internally developed intellectual property. 2. Stock option expense recorded in accordance with SFAS 123R. We believe that excluding the impact of expensing stock options better reflects the recurring economic characteristics of our business. We also exclude stock option expense from our non-GAAP R&D expenses and SG&A expenses, but include P&L impact of restricted stock awards and cash incentives in our non-GAAP results. 3. Unusual or non-recurring items. We evaluate these on an individual basis, and consider both the quantitative and qualitative aspects of the item, including (i) its size and nature, (ii) whether or not it relates to our ongoing business operations, and (iii) whether or not we expect it to occur as part of our normal business on a regular basis. We believe it is important to share these non-GAAP financial measures with shareholders as they better represent the ongoing economics of the business, reflect how we manage the business internally and set operational goals, and form the basis of our management incentive programs. Non-GAAP net income and diluted EPS should not be viewed in isolation or as a substitute for reported, or GAAP, net income and diluted EPS.

GAAP to non-GAAP Reconciliation Diluted EPS and Net Income: Five Year History Notes: The non-GAAP financial measures presented in this table are utilized by Biogen Idec management to gain an understanding of the comparative financial performance of the Company. Our non-GAAP financial measures are defined as reported, or GAAP, values excluding (1) purchase accounting and merger-related adjustments, (2) stock option expense and the cumulative effect of an accounting change relating to the initial adoption of SFAS No. 123R and (3) other items. Our management uses these non-GAAP financial measures to establish financial goals and to gain an understanding of the comparative financial performance of the Company from year to year and quarter to quarter. Accordingly, we believe investors' understanding of the Company's financial performance is enhanced as a result of our disclosing these non-GAAP financial measures. Non-GAAP net income and non-GAAP diluted EPS should not be viewed in isolation or as a substitute for reported, or GAAP, net income and diluted EPS. The GAAP figures reflect: * 2004 and beyond - the combined Biogen Idec * 2003 - a full year of IDEC Pharmaceuticals and 7 weeks of the former Biogen, Inc. (for the period 11/13/03 through 12/31/03) Numbers may not foot due to rounding. Source: Biogen Idec Annual Reports, 10-K filings and earnings press releases (FY 2004-2008).